Exhibit 10.3

Long Term Incentive Plan Rules
Sims Group Limited

Contents

Clause
Number	Heading	Page

1	Introduction	1

2	Definitions and Interpretation	1

3	Issue of Awards	3

4	Offers	4

5	Vesting and Exercise of Awards	5

6	Allotment of Shares on exercise or vesting of Awards	6

7	Restricted Awards and Restricted Shares	7

8	Adjustments	8

9	Power of attorney	9

10	Powers of the Board	9

11	Commencement, suspension, termination and amendment of Plan	10

12	General provisions	10
Long Term Incentive Plan Rules

 i

Long Term Incentive Plan Rules
1	Introduction
Purpose of plan
1.1	The Company has established this Plan to encourage Employees to share in the ownership of the Company, in order to promote the long-term success of the Company as a goal shared by all Employees.
Advice
1.2	There are legal and tax consequences associated with participation in the Plan. Employees should ensure that they understand these consequences before accepting an invitation to participate in the Plan.
2	Definitions and Interpretation
Definitions
2.1	In these Rules unless the contrary intention appears, terms defined in the Corporations Act or Listing Rules have the same meaning in these Rules, and:

Application means a written acceptance of an Offer for, or an application for, Awards in a form approved by or acceptable to the Board.

ASX means ASX Limited or the securities market which it operates, as the context requires.

Award means:
(a)	a Performance Right, or

(b)	a Cash Right,
as applicable.

Board means the Board of Directors of the Company.

Cash Right means a conditional right to receive a cash payment, which is issued under clause 3.3.

Company means Sims Group Limited (ACN 114 838 630 ).

Control has the same meaning as in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Employee means a person who is a full-time or permanent part-time employee or officer, or director of the Company or any related body corporate of the Company.

exercise means exercise of an Award in accordance with its terms, and includes automatic exercise in accordance with these Rules.
Long Term Incentive Plan Rules

Expiry Date means the date on which an Award lapses, being the date specified in an Offer as the Expiry Date, or fixed by a method of calculation set out in an Offer.

issue of a Share includes the transfer of an existing Share in accordance with clause 8.3.

Issue Price means the price (if any) to be paid for the issue of an Award as stated in the Offer.

Listed means the Company being and remaining admitted to the official list of the ASX.

Listing Rules means the Listing Rules of ASX and any other rules of the ASX which are applicable while the Company is Listed each as amended or replaced from time to time, except to the extent of any waiver granted by the ASX.

Market Price means the weighted average sale price of Shares or other relevant securities on the ASX over the five trading days immediately preceding the Vesting Date, or another pricing method determined by the Company.

Offer means an offer or issue of Awards made to an Employee under clause 4. Where Awards are granted or issued without the need for acceptance, an Offer includes the document setting out the terms of the Award.

Participant means an Employee to whom Awards are issued.

Performance Right means a conditional right to acquire a Share, which is issued under clause 3.2.

Plan means this Long Term Incentive Plan.

Restricted Award means an Award in respect of which a restriction on sale or disposal applies under this Plan.

Restricted Share means a Share issued on exercise of an Award in respect of which a restriction on sale or disposal applies under this Plan.

Restriction Period means the period during which Awards, or Shares issued on exercise of Awards, must not be sold or disposed of, being the period specified in the Offer if applicable.

Rules means these rules as amended from time to time.

Security Interest means an interest in an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, first right of refusal, voting right or arrangement for the retention of title or any agreement, option or other arrangement to grant such an interest or right.

Share means a fully paid ordinary share of the Company.

Vesting Conditions means any conditions described in the Offer that must be satisfied before an Award can be exercised or before an Award (or Share issued under an Award) is no longer subject to forfeiture.
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Vesting Date means the date on which an Award is exercisable or is no longer subject to forfeiture following satisfaction of any Vesting Conditions, or the Award otherwise vesting in accordance with these Rules.
Interpretation
2.2	In these Rules, unless expressed to the contrary:
(a)	terms defined in the Corporations Act have the same meaning in these Rules;

(b)	words importing:
(i)	the singular include the plural and vice versa;

(ii)	any gender includes the other genders;
(c)	if a word or phrase is defined cognate words and phrases have corresponding definitions;

(d)	a reference to:
(i)	a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes its legal personal representatives, successors and assigns;

(iii)	a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv)	a right includes a benefit, remedy, discretion, authority or power;

(v)	“$” or “dollars” is a reference to the lawful currency of Australia;

(vi)	this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties; and

(vii)	any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them.
Headings
2.3	Headings are for convenience only and do not affect the interpretation of these Rules.
3	Issue of Awards
3.1	The Company may offer and issue Awards under the Plan to Employees at the discretion of the Board.
Performance Rights
3.2	The Company may offer or issue Performance Rights, which are rights (subject to these Rules) to be issued a Share upon the satisfaction of specified Vesting Conditions. The following terms apply, unless the Offer specifies otherwise:
Long Term Incentive Plan Rules

(a)	Performance Rights are Restricted Awards until they are exercised or expire.

(b)	Unless the terms of an Offer specify otherwise, Shares issued on the exercise of Performance Rights which are held by Participants who are ordinarily resident in Australia are subject to a Restriction Period which ends on the earliest of:
(i)	the Participant making an application to the Board seeking to have the restrictions applying to the Shares removed and that request being approved by the Board;

(ii)	the Board in its discretion unilaterally releasing the restriction;

(iii)	the Participant ceasing to be an Employee; and

(iv)	the tenth anniversary of the original issue date of the Performance Right.
(c)	Performance Rights are subject to adjustment under clause 8.
Cash Rights
3.3	The Company may offer or issue Cash Rights, which are rights (subject to these Rules) to be paid the Market Price of a Share upon the satisfaction of specified Vesting Conditions. The following terms apply, unless the Offer specifies otherwise:
(a)	Cash Rights are Restricted Awards until they are exercised or expire.

(b)	Cash Rights are subject to adjustment under clause 8.
4	Offers
4.1	The Company may make an Offer to any Employee.
Form of Offer
4.2	Each Offer must be in writing (which includes email), include an Application if acceptance is required, and specify the following to the extent applicable:
(a)	the name and address of the Employee to whom the Offer is made;

(b)	the type of Awards being offered;

(c)	the number of Awards being offered;

(d)	any Vesting Conditions for the Awards;

(e)	the Issue Price for the Awards (if any). If no Issue Price is specified then the Issue Price is nil;

(f)	the Expiry Date (if any);

(g)	any Restriction Period;

(h)	any other terms or conditions that the Board decides to include; and

(i)	any other matters required to be specified in the Offer by either the Corporations Act or the Listing Rules.
Long Term Incentive Plan Rules

4.3	If required by applicable laws, the Offer must include an undertaking by the Company to provide to a Participant, if a request is made before the Award is Exercised and within a reasonable period of being so requested, the current market price of the Shares.
Compliance with laws
4.4	No Offer will be made to the extent that any such Offer would contravene the Company’s Constitution, the Listing Rules, the Corporations Act or any other applicable law.
Acceptance
4.5	If acceptance of an Offer is required, it may be accepted:
(a)	by an Employee completing and returning the Application, as required by the Offer, by not later than the date specified in the Offer; and

(b)	if required, by the Employee making or directing payment of the Issue Price payable for the Awards (if any) accepted under the Offer, in the manner specified in the Offer.
4.6	An Offer which requires acceptance lapses if it is not accepted by the Employee to whom the Offer is made as required under clause 4.5.
5	Vesting and Exercise of Awards
Vesting
5.1	The Awards held by a Participant will vest in and become exercisable by that Participant upon the satisfaction of any Vesting Conditions specified in the Offer and in accordance with these Rules.

5.2	Vesting Conditions may be waived, or varied so as to be less onerous, at the absolute discretion of the Board (unless excluded by the terms of the Award).

5.3	If Vesting Conditions are not satisfied in accordance with the terms of an Offer, as amended or waived under clause 5.2, or in accordance with clause 5.4 then the unvested Award will lapse.
Automatic vesting on change of control
5.4	Unless the terms of an Offer provide otherwise, an Award will vest immediately regardless of whether its Vesting Conditions have been satisfied if a person who did not Control the Company at the date of issue of the Award gains Control of the Company (but only if the person is not itself Controlled by another person who Controlled the Company at the date of issue of the Award).
Automatic Exercise
5.5	Unless clause 5.6 applies, the vesting of an Award on the satisfaction of its Vesting Conditions will automatically trigger the exercise of the Award without the need for any action on the part of the Participant.

5.6	The terms of an Award may provide that the Award will not be exercised automatically upon vesting, in which case the following clauses apply.
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Exercise of Awards
5.7	A Participant is, subject to this clause 5, entitled to exercise an Award on or after the Vesting Date. Any exercise must be for a minimum number or multiple of Shares (if any) specified in the terms of the Offer.

5.8	Awards may be exercised by the Participant delivering to the Company a notice stating the number of Awards to be exercised.
6	Allotment of Shares on exercise or vesting of Awards
Rights attaching to Shares
6.1	The Shares issued under this Plan will upon allotment be:
(a)	credited as fully paid;

(b)	rank equally for dividends and other entitlements where the record date is on or after the date of allotment, but will carry no right to receive any dividend or entitlement where the record date is before the date of allotment; and

(c)	subject to any restrictions imposed under these Rules, will otherwise rank equally with the existing issued Shares at the time of allotment.
Quotation
6.2	If the Company is Listed, then as soon as practicable after the date of the allotment of Shares, the Company will, unless the Board otherwise resolves, apply for official quotation of such Shares on the ASX.
New or existing Shares
6.3	The Company may, in its discretion, either issue new Shares or cause existing Shares to be acquired for transfer to the Participant, or a combination of both alternatives, to satisfy the Company’s obligations under these Rules.

6.4	If the Company decides to cause the transfer of Shares to a Participant, the Shares may be acquired in such manner as the Company considers appropriate, including from a trustee appointed under clause 6.5.
Trustee
6.5	The Company may appoint a trustee on terms and conditions which it considers appropriate to acquire and hold Shares or other securities of the Company either on behalf of Participants or for the purposes of this Plan.

6.6	Participants have no rights in respect of Shares or other securities held by a trustee unless and until their Performance Rights vest.
Cash settlement of Performance Rights
6.7	Performance Rights may, in the discretion of the Board, be satisfied by way of cash payments to Participants instead of by the issue of Shares. The amount of cash payable will be the
Long Term Incentive Plan Rules

Market Price of the Shares that would have been issued to the Participant had the Board not exercised this discretion. Cash payments will be paid subject to withholding under clause 6.8.
Liability for payments
6.8	Where the Company, or any of its related bodies corporate, or a trustee appointed under this clause 6 must account for any tax or social security contributions (in any jurisdiction) for which a Participant may be liable because of the issue or transfer of Shares, payment of cash, or the vesting or exercise of an Award (the Amount), the Company, related body corporate, or trustee may in its discretion:
(a)	withhold up to the Amount from any cash payment; and/or

(b)	withhold a number of Shares which would otherwise be provided to the Participant and sell them in order to realise the Amount (with any excess received over the Amount net of costs of sale being paid to the Participant).
The Company, related body corporate, or trustee may also, either instead of or in addition to exercising the above discretion:
(c)	accept payment from the Participant of the relevant Amount; or

(d)	make acceptable arrangements with the Participant for the Amount to be made available.
7	Restricted Awards and Restricted Shares
Restrictions
7.1	A Participant must not sell, transfer, grant a Security Interest over or otherwise dispose of any Restricted Awards or Restricted Shares, or agree to do any of those things, during the applicable Restriction Period.

7.2	The Company may implement any procedures it considers appropriate to ensure that Restricted Awards or Restricted Shares are not disposed of during the Restriction Period, including applying a holding lock in respect of Restricted Shares.

7.3	Without limiting its discretions under these Rules, the Board may at any time in its discretion waive or shorten the Restriction Period applicable to an Award or a Share.
Bonus issues
7.4	If the Company makes a pro rata bonus issue to holders of Restricted Shares, the Shares issued to Participants under the pro rata bonus issue will be subject to the balance of the Restriction Period which applied to the Restricted Shares.
Takeovers
7.5	If a takeover bid is made to acquire all of the issued Shares of the Company, or a scheme of arrangement, selective capital reduction or other transaction is initiated which has an effect similar to a full takeover bid for Shares in the Company, then the Board may permit Participants to accept the takeover bid or participate in the other transaction in respect of all or part of their Restricted Shares notwithstanding that the Restriction Period in respect of such Shares has not expired. Further, it is not a breach of these Rules if Restricted Shares are
Long Term Incentive Plan Rules

disposed of by a Participant under laws relating to compulsory acquisition following a takeover or otherwise in accordance with law or the order of a court.
Personal representatives
7.6	If a Participant dies before the end of the Restriction Period, then the legal personal representative of that deceased Participant will have the same rights and benefits and be subject to the same obligations in respect of those Awards or Shares as the deceased Participant would have had or been subject to had they survived until the end of the Restriction Period.
8	Adjustments
General
8.1	The following provisions of this clause 8 apply to Performance Rights and Cash Rights in respect of events occurring while they remain unvested.

8.2	Unless otherwise permitted by the Listing Rules, the number of Shares which the Participant is entitled to receive on exercise of an Award will only be adjusted in accordance with this clause 8. The Company must give notice to Participants of any adjustment to the number of Shares which the Participant is entitled to receive on exercise of an Award in accordance with the Listing Rules.
New issues
8.3	A Participant is not entitled to participate in a new issue of Shares or other securities made by the Company to holders of its Shares unless Performance Rights are vested and exercised before the record date for the relevant issue.
Bonus issues
8.4	If, prior to the exercise of an Award, the Company makes a pro-rata bonus issue to the holders of its Shares, and the Award is not vested and exercised prior to the record date in respect of that bonus issue, the Award will, if and when exercised, entitle the Participant to:
(a)	in the case of a Performance Right — an additional number of bonus securities which would have been issued to the Participant if the Award had been exercised prior to the record date; or

(b)	in the case of a Cash Right — an additional cash payment representing the Market Value of the number of bonus securities which would have been issued to the Participant if the Award had been a Performance Right and had been exercised prior to the record date.
Capital returns
8.5	If, prior to the exercise of an Award, the Company makes an equal return of capital to the holders of its Shares, and the Award is not vested and exercised prior to the record date in respect of that event, the Award will, if and when exercised, entitle the Participant to:
Long Term Incentive Plan Rules

(a)	in the case of a Performance Right — an additional cash payment or other distribution which would have been made to the Participant if the Award had been exercised prior to the record date; or

(b)	in the case of a Cash Right — an additional cash payment or the Market Value of any other distribution which would have been made to the Participant if the Award had been a Performance Right and had been exercised prior to the record date.
Compliance with Listing Rules
8.6	If, prior to the exercise of an Award, the Company undergoes a reorganisation of capital (other than by way of a bonus issue or issue for cash) the terms of the Awards of the Participant will be changed to the extent necessary to comply with the Listing Rules as they apply at the relevant time.
9	Forfeiture
9.1	If the terms of an Award provide that the Award, or a Share issued on exercise or vesting of the Award, may be forfeited in certain circumstances, then upon forfeiture the Participant must comply with any request of the Company or the Board to:
(a)	transfer the Award or Share to a third party nominated by the Company (including a trustee appointed for the purposes of this Plan) at no consideration; or

(b)	enter into a buy back agreement in relation to the Award or Share under which it will be acquired by the Company for no consideration.
9.2	The power of attorney provisions of clause 10 apply to any document to be executed under this clause.
10	Power of attorney
10.1	In consideration of the issue of the Awards, each Participant irrevocably appoints each director and the secretary for the time being of the Company severally as his or her attorney, to do all acts and things and to complete and execute any documents, including share transfers, in his or her name and on his or her behalf that may be convenient or necessary for the purpose of giving effect to the provisions of these Rules or the terms of an Award. The Participant (or after his or her death, his or her legal personal representative) will be deemed to ratify and confirm any act or thing done under this power and to indemnify the attorney in respect of doing so.
11	Powers of the Board
11.1	The Plan will be administered by the Board, or a committee of the Board (in which case references in these Rules to the Board are taken to include references to such a committee), which will have an absolute discretion to:
(a)	determine appropriate procedures for administration of the Plan consistent with these Rules;
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(b)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan or these Rules;

(c)	delegate to any one or more persons, for such period and on such conditions as they may determine, the exercise of any of their powers or discretions under the Plan or these Rules;

(d)	formulate special terms and conditions (subject to the Listing Rules), in addition to those set out in these Rules to apply to Participants employed and/or resident in and/or who are citizens of countries other than Australia. Each of these special terms and conditions will be restricted in their application to those Participants employed and/or resident in and/or who are citizens of other jurisdictions; and

(e)	amend these Rules, provided that such amendments do not materially prejudice the rights of existing Participants.
11.2	While the Company is Listed, the Board may only exercise its powers in accordance with the Listing Rules.
12	Commencement, suspension, termination and amendment of Plan
12.1	Subject to the passing of any necessary resolution approving the establishment of the Plan and the issue of Awards, the Plan will take effect when the Board decides.

12.2	The Plan may be suspended, terminated or amended at any time by the Board, subject to any resolution of the Company required by the Listing Rules.
13	General provisions
Participants bound
13.1	Participants issued Awards under this Plan are bound by these Rules and by the Constitution of the Company.
Notices
13.2	Any notice required to be given by the Company to a Participant or any correspondence to be made between the Company and a Participant may be given or made by the Board or its delegate on behalf of the Company.
Effect on employee entitlements
13.3	Participation in the Plan does not affect an Employee’s terms of employment or appointment with the Company. In particular, participation in the Plan does not detract from any right the Company may have to terminate the employment or appointment of an Employee.

13.4	Participation in the Plan, or the issuing of any Awards, does not form part of the Employee’s remuneration for the purposes of determining payments in lieu of notice of termination of employment, severance payments, leave entitlements, or any other compensation payable to an Employee upon the termination of employment.
Governing law
Long Term Incentive Plan Rules

13.5	These Rules are governed by and are to be construed in accordance with the laws of New South Wales.
Long Term Incentive Plan Rules